                                                                     EXHIBIT 4.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                  OF ADVANCED COMMUNICATION TECHNOLOGIES, INC.


Warrant Certificate No. _____                              March __, 1994


     This certifies that, for value received, Advanced Communication Technologies, Inc., a Delaware corporation (the "COMPANY"), hereby grants to ___________________ (the "HOLDER") the right to purchase, subject to adjustment and the other terms and conditions set forth herein, _________ fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "STOCK"), at a price per share, subject to adjustment as set forth below, of $0.75 (the "WARRANT EXERCISE PRICE") at any time or from time to time after the date hereof and prior to 5:00 P.M. (Eastern Time) March __, 1999 (the "WARRANT EXPIRATION DATE"). The Company may redeem this Warrant on not less than 30 days' notice for a price of $.01 if (i) the Company closes a sale or sales of its securities with an aggregate offering price per share of at least $1.50, as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions, and with aggregate net proceeds to the Company of not less than $1,000,000, (ii) the last sale price of the Common Stock has been at least $1.50 as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions, for at least 20 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is given or (iii) the Company closes a Transaction (as defined below) in which the aggregate consideration per share of Stock (on a fully-diluted basis) is at least $1.50, as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions. This Warrant and all warrants hereafter issued in exchange or substitution of this Warrant, are hereinafter referred to as the "WARRANTS." THIS WARRANT, TO THE EXTENT NOT REPURCHASED BY THE COMPANY OR EXERCISED OR CONVERTED IN THE MANNER SET FORTH HEREIN, SHALL TERMINATE AND BECOME NULL AND VOID AT 5:00 P.M. (EASTERN TIME) ON THE WARRANT EXPIRATION DATE.

     This Warrant is subject to the following terms and conditions.

     1.  Exercise; Conversion; Issuance of Certificates; Payment of Shares.
         -----------------------------------------------------------------

     (a) This Warrant may be exercised, at the option of the Holder, in whole at any time, or in part from time to time prior to 5:00 P.M. (Eastern Time) on the Warrant Expiration Date, by surrender to the Company of this Warrant Certificate properly endorsed together with the Form of Subscription attached hereto duly filled in, signed and with proper payment of the Warrant Exercise Price multiplied by the number of shares of Stock for which the Warrant is being exercised. Payment shall be in cash, certified check or official bank check, payable to the order of the Company.

     (b) In lieu of the payment of the Warrant Exercise Price, the Holder shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, into Stock ("Conversion Right") as provided in this paragraph (b). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Warrant Exercise Price) that number of shares of Stock which shall be determined by dividing (i) the value (as defined below) of the Warrants being converted by
(ii) $1.50, as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions. "Value" for the purposes of the foregoing calculation shall mean the aggregate difference between (i) the product obtained by multiplying the then Warrant Exercise Price by the number of Warrants to be converted and (ii) $1.50, as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions, multiplied by the number of Warrants being converted. The Conversion Right may be exercised at any time prior to 5:00 P.M. (Eastern Time) on the Warrant Expiration Date, by surrender to the Company of this Warrant Certificate properly endorsed together with the Form of Subscription attached hereto duly filled in and signed.

     (c) The Company agrees that the shares of Stock purchased on the exercise or issued on conversion of each Warrant shall be deemed to be issued as of the close of business on the date on which this Warrant Certificate shall have been surrendered and, in the case of exercise, payment made for such shares of Stock. Issuance of the shares of Stock shall be subject to compliance with all provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934 and any relevant state securities law. Subject to the provisions of Section 2 hereof, certificates for the largest whole number of shares of Stock so purchased or issuable upon conversion, together with any other securities or property to which the Holder is entitled upon such exercise or conversion, shall be delivered to the Holder by the Company within a reasonable time after this Warrant has been exercised or presented for conversion. No fractional shares of Stock shall be issued upon exercise or conversion of this Warrant. Each Stock Certificate so delivered shall be registered in the name of the Holder or such other name as shall be designated by the Holder, subject to the provisions of Sections 6 and 8 hereof. If prior to the Warrant Expiration Date, this Warrant is exercised or converted in part, one or more new Warrants substantially in the form of, and on the terms contained in, this Warrant Certificate will be issued for the remaining number of shares of Stock in respect of which this Warrant has not been exercised or converted.

     2.  Shares to be Fully Paid; Reservation of Shares.  The Company covenants
         ----------------------------------------------
and agrees that all shares of Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which this Warrant may be exercised or converted, the Company will at all times have authorized and reserved, and will keep available solely for issuance upon exercise or conversion of this Warrant, a sufficient number of shares of Stock or other securities and properties as from time to time shall be receivable upon the exercise or conversion of this Warrant. As a condition to the consummation of any Transaction (as defined in Section 3.5 hereof), the Company shall provide that any successor corporation will reserve a sufficient number of shares of authorized but unissued stock or other securities, or set aside sufficient other property as the case may be, as provided for in this Section 2.

     3.  Adjustment of Warrant Exercise Price and Number of Shares; Events
         -----------------------------------------------------------------
Requiring Notice; Changes in Stock.
- ----------------------------------

     3.1  Method of Adjustment.  The Warrant Exercise Price and the number of
          --------------------
shares of Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the events described in
Section 3.2. Upon each adjustment of the Warrant Exercise Price, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares of Stock obtained by multiplying the Warrant Exercise price in effect immediately prior to such adjustment by the number of shares of Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

     3.2  Subdivision or Combination of Stock and Stock Dividend.  In case the
          ------------------------------------------------------
Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares of Stock or declare a dividend upon its Stock payable solely in shares of Stock, the Warrant Exercise Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced, and conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares of Stock, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     3.3  Notice of Adjustment.  Upon any adjustment of the Warrant Exercise
          --------------------
Price and any increase or decrease in the number of shares of Stock purchasable upon the exercise of this Warrant or following consummation of a Transaction (as defined in Section 3.5 hereof), the Company promptly shall give written notice thereof to the Holder, which shall state the Warrant Exercise Price resulting from such adjustment, the increase or decrease, if any, in the number of shares of Stock purchasable at such price upon the exercise of this Warrant, and any change pursuant to Section 3.5, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3.4  Other Notices.  If at any time:
          -------------

     (a) the Company shall declare any cash dividend upon its Stock;

     (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

     (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation ; or

     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give the Holder (i) at least twelve (12) calendar days' prior written notice of the date on which the books of the Company shall close or a record date shall have occurred for such dividend or distribution or for determining rights to vote in respect of any such consolidation, merger, sale, dissolution, liquidation or winding-up, and
(ii) in the case of any such consolidation, merger, sale, dissolution, liquidation or winding-up, at least twelve (12) calendar days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend or distribution, the date on which the holders of Stock shall be entitled thereof. Any notice given in accordance with clause (ii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Notwithstanding anything contained herein to the contrary, if the Holder does not exercise or convert this Warrant prior to a record date or the occurrence of an event described above, as applicable, except as provided in Sections 3.2 and 3.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock in such event.

     3.5  Changes in Stock.    In case at any time after the date hereof, the
          ----------------
Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be converted into different securities of the Company, common stock or other securities of another corporation, interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called a "TRANSACTION" and the date of consummation of a Transaction being herein called a "CONSUMMATION DATE"), then, except in the case of a Qualified Transaction as defined in and set forth in
Section 4 below, as a condition of the consummation of such Transaction, lawful and adequate provision shall be made so that the Holder shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, upon the exercise or conversion hereof at any time after the Consummation Date of such Transaction and prior to the Warrant Expiration Date, in lieu of the Stock issuable upon such exercise prior to such Consummation Date, the securities or other property to which the Holder actually have been entitled as a stockholder upon the Consummation Date as nearly thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 3). The provisions of this Section 3.5 shall similarly apply to successive Transactions.

     4.  Redemption Rights.  The Company shall be entitled to redeem this
         -----------------
Warrant on not less than 30 calendar days' prior notice to the Holder, for $.01 if (i) the Company closes a sale or sales of its securities with an aggregate offering price per share of at least $1.50 (provided that, for purposes of the foregoing calculation, if the sale is of units consisting of shares of Common Stock and warrants, no value shall be attributable to the warrants), as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions, and with aggregate net proceeds to the Company of not less than $1,000,000, (ii) the average closing bid price of a share of Stock (if then traded on the over-the-counter market) or the closing price of a share of Stock (if then traded on a national securities exchange) has been at least $1.50 as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions, for at least 20 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is given or
(iii) the Company closes a Transaction in which the aggregate consideration per share of Stock (on a fully-diluted basis) is at least $1.50, as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions (a "Qualified Transaction"). Any notice of repurchase shall specify the date for such repurchase (the "REPURCHASE DATE"). In the case of a Qualified Transaction, provided that the Company gives the required notice as set forth above, and provided that such notice sets forth the type and amount of consideration to be paid to the holders of the Stock and the holders of Warrants in the Transaction, the date of the closing of the Qualified Transaction may be the Repurchase Date. To the extent that the consideration to be paid to holders of Stock in a Transaction is other than cash, the value of such consideration for purposes of determining whether the Transaction is a Qualified Transaction will be determined in good faith by the Board of Directors of the Company.
Prior to the Repurchase Date, the Holder shall continue to be entitled to exercise or convert this Warrant pursuant to the terms hereof. Following the Repurchase Date, the Holder's rights under this Warrant shall expire and become null and void.

     5.  Issue Tax.  The issuance of certificates for shares of Stock upon the
         ---------
exercise or conversion of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof; provided, however, that the Company
                                             --------  -------
shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

     6.  No Voting or Dividend Rights.  This Warrant does not confer upon the
         ----------------------------
Holder the right to vote or to consent or to receive notice as a stockholder of the Company, in respect of meetings of stockholders for the election of directors of the

Company or any other matters or any rights whatsoever as a stockholder of the Company prior to the exercise or conversion hereof. No cash dividends shall be payable or accrued in respect of this Warrant or the shares of Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or converted.

     7.  Restrictions on Transferability of Securities; Compliance with
         --------------------------------------------------------------
Securities Act.
- --------------

     7.1  Restrictions on Transferability.  In no event shall the Company be
          -------------------------------
obligated to effect any transfer of this Warrant or the Stock issuable upon exercise or conversion hereof (collectively, the "SECURITIES") unless:

     (a) a registration statement is in effect with respect thereto under applicable state and Federal securities laws or the Company has received an opinion in substance reasonably satisfactory to it from counsel reasonably satisfactory to it that such registration is not required; and

     (b) this Warrant is surrendered to the Company at its principal office together with the Assignment Form annexed hereto, duly completed and executed, and sufficient funds to pay any transfer tax.

     7.2  Restrictive Legend.  Each certificate representing the Securities or
          ------------------
any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FORM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

          7.3       Ownership.  The Company and any agent of the Company may
                    ---------
treat the person in whose name this Warrant Certificate is registered on the register which the Company shall cause to be maintained for such purpose as the owner and holder thereof for all purposes. This Warrant Certificate, if properly assigned, may be exercised or converted by a new holder without first having a new Warrant Certificate issued.

          8.  Modification and Waiver.  This Warrant and any provision hereof
              -----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          9.   Notices.  Any notice, request or other document required or
               -------
permitted to be given or delivered to the Holder or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, if to the Holder at its address as shown on the books of the Company, or if to the Company at its principal office at 115 West 18th Street, New York, New York 10001, Attention: President. Any notice, request or other document shall be deemed to have been given upon receipt if personally delivered, or on the fifth day after being mailed if mailed, registered or certified mail. The Company shall notify the Holder in writing of any change of address of the Company within a reasonable time following such change of address.

          10.  Descriptive Headings and Governing Law.  The descriptive headings
               --------------------------------------
of the several sections and paragraphs of this Warrant Certificate are inserted for convenience only and do not constitute a part of this Warrant Certificate. This Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

          11.  Lost Warrant Certificates or Stock Certificates.  Upon receipt of
               -----------------------------------------------
evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate or any stock certificate deliverable upon the exercise or conversion hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant Certificate or such stock certificate, the Company at its expense shall make and deliver a new Warrant Certificate or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate or stock certificate.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officer, thereunder duly authorized this 24th day of March, 1994.

                    ADVANCED COMMUNICATION TECHNOLOGIES, INC.

                    By:__________________________________________
                      President and Chief Executive Officer

ATTEST:

By:_________________________________
     Assistant Treasurer

                              FORM OF SUBSCRIPTION
            (To be signed only on exercise or conversion of Warrant)

TO: ADVANCED COMMUNICATION TECHNOLOGIES, INC.

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Common Stock of ADVANCED COMMUNICATION TECHNOLOGIES, INC. and herewith makes payment of $____________ therefore, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is ___________________________________________.

                                       OR
                                       --

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to convert this Warrant into _______________ shares of Common Stock of ADVANCED COMMUNICATION TECHNOLOGIES, INC., and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is ___________________________________________.


Dated:  ______________, 19__

                                 ___________________________________
                                 (Signature must conform to name of
                                 Holder as specified on the face of
                                 the Warrant)

                                 ___________________________________
                                 (Addressed)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant
                      in accordance with the provisions of
                     Section 7 of the Warrant Certificate)


          For value received, the undersigned hereby sells, assigns, and transfer unto _____________________ the right represented by the written Warrant to purchase shares of Common Stock of ADVANCED COMMUNICATION TECHNOLOGIES, INC. to which the within Warrant relates, and appoints Attorney to transfer such rights on the books of ADVANCED COMMUNICATION TECHNOLOGIES, INC. with full power of substitution in the premises.


Dated:  _____________, 19__


                                 ___________________________________
                                 (Signature must conform to name of
                                 Holder as specified on the face of
                                 the Warrant)